March 4, 2025

Empower Annuity Insurance Company of America

Empower Life & Annuity Insurance Company of New York

8525 East Orchard Road, 2T3

Greenwood Village, Co 80111

Protective Life Insurance Company

Protective Life and Annuity Insurance Company

2801 Highway 280 South

Birmingham, AL 35223

Subject:	Your Firm’s Participation Agreement Regarding the Pioneer VCT Portfolios

According to our records, your firm is currently a party to a Participation Agreement (the “Agreement”), with Pioneer Variable Contracts Trust, Amundi Distributor US, Inc. (“ADUS”), and / or Amundi Asset Management US, Inc. (“Amundi US"), relating to the sale and / or servicing of certain series of Pioneer Variable Contracts Trust (the “Pioneer VCT Portfolios”). Furthermore, our records indicate that your firm and / or clients of your firm have assets invested in the Pioneer VCT Portfolios. ADUS is currently the principal underwriter of the Pioneer VCT Portfolios, and Amundi US is currently the investment adviser for the Pioneer VCT Portfolios.

As previously announced, Amundi Asset Management S.A.S. (“Amundi”), the ultimate parent company of both Amundi US and ADUS, Amundi S.A., and Victory Capital Holdings, Inc. (“Victory Capital”) entered into a definitive transaction agreement, pursuant to which Amundi US and ADUS will be acquired by Victory Capital, the parent company of Victory Capital Management Inc. (“VCM”) (the “Transaction”). VCM is the investment adviser to the series of Victory Variable Insurance Funds (the “Victory Funds”) and will be the investment adviser to the Victory Funds and the Pioneer VCT Portfolios following the completion of the Transaction. Victory Capital Services, Inc. (“VCS”) is the principal underwriter to the Victory Funds and will be the principal underwriter to the Victory Funds and the Pioneer VCT Portfolios following the completion of the Transaction.

In connection with the Transaction, each of the Pioneer VCT Portfolios is proposed to reorganize into a corresponding, newly created Victory Fund in the Victory Variable Insurance Funds II trust, subject to the approval of such Pioneer VCT Portfolio’s shareholders (each a “Reorganization”). There are no expected changes to the day-to-day investment management of the respective Pioneer VCT Portfolios as a result of the Reorganizations because VCM expects to employ or retain the services of each Pioneer VCT Portfolio’s current portfolio managers to manage the new Victory Funds immediately following the Reorganizations. Completion of the Transaction and the Reorganizations is currently expected to take place in the first quarter 2025, subject to customary closing conditions.

To ensure a seamless transition of your agreement from the Pioneer Variable Contracts Trust, ADUS, and Amundi US to Victory Variable Insurance Funds II, VCS, and VCM, each of Pioneer Variable Contracts Trust, ADUS and Amundi US is requesting your consent to assign the Agreement, to take effect upon the completion of the Transaction. The listing of Victory Funds potentially covered by the Agreement is attached at the end of this letter. There will be no change to the terms of the Agreement upon its assignment. Victory Variable Insurance Funds II, VCM, and VCS will assume all obligations and liabilities of the Pioneer VCT Portfolios, Amundi US, and ADUS (respectively) under the Agreement. For avoidance of doubt, Victory Variable Insurance Funds II, VCM, and VCS make the applicable representations and warranties contained in the Agreement.

Please indicate your consent to the assignment and continuation of the Agreement in connection with the respective Reorganization(s) by signing below and returning the executed consent by March 14, 2025 to Scott Stahorsky at sstahorsky@vcm.com or to:

Victory Funds

c/o Scott Stahorsky

4900 Tiedeman Road, 4th Floor

Brooklyn, Ohio 44144

If you have any questions about this request, do not hesitate to e-mail Scott Stahorsky at sstahorsky@vcm.com.

Thank you for your immediate attention to this matter.

Very truly yours,

Amundi Distributor US, Inc.		Victory Capital Services, Inc.

By:	/s/ Jason Xanthakis	By:	/s/ Christopher Ponte

	Name: Jason Xanthakis		Name: Christopher Ponte
	Title: Senior Managing Director		Title: CFO/FINOP

Amundi Asset Management US, Inc.		Victory Capital Management Inc.

By:	/s/ Tracy Connelly	By:	/s/ Michael Policarpo

	Name: Tracy Connelly		Name: Michael Policarpo
	Title: Managing Director		Title: President, CFO and CAO

Pioneer Variable Contracts Trust		Victory Variable Insurance Funds II

By:	/s/ Christopher J. Kelley	By:	/s/ Scott Stahorsky

	Name: Christopher J. Kelley		Name: Scott Stahorsky
	Title: Secretary and Chief Legal Officer		Title: Vice President

The undersigned hereby consents to the assignment and continuation of the Agreement in connection with the respective Reorganization(s) as described above.

Empower Annuity Insurance Company of America

By:	/s/ Joseph Smolen	Title:	EVP Core & Institutional Markets

Print name:	Joseph Smolen	Date:	March 26, 2025

Empower Life & Annuity Insurance Company of New York

By:	/s/ Joseph Smolen	Title:	EVP Core & Institutional Markets

Print name:	Joseph Smolen	Date:	March 26, 2025

Protective Life Insurance Company, as administrator on behalf of Empower Annuity Insurance Company of America

By:	/s/ Steve Cramer	Title:	Chief Product Officer – Retirement Division

Print name:	Steve Cramer	Date:	Mar 11, 2025

Protective Life and Annuity Insurance Company, as administrator on behalf of Empower Life & Annuity Insurance Company of New York

By:	/s/ Steve Cramer	Title:	Chief Product Officer – Retirement Division

Print name:	Steve Cramer	Date:	Mar 11, 2025

Investment Distributors, Inc.

By:	/s/ James Wagner	Title:	SVP Chief Distribution Officer – Retirement Division

Print name:	James Wagner	Date:	Mar 11, 2025

Victory Pioneer Funds (as applicable)	Former Pioneer Funds Name
Victory Pioneer Bond VCT Portfolio Class I Shares	Pioneer Bond VCT Portfolio Class I Shares
Victory Pioneer Bond VCT Portfolio Class II Shares	Pioneer Bond VCT Portfolio Class II Shares
Victory Pioneer Equity Income VCT Portfolio Class I Shares	Pioneer Equity Income VCT Portfolio Class I Shares
Victory Pioneer Equity Income VCT Portfolio Class II Shares	Pioneer Equity Income VCT Portfolio Class II Shares
Victory Pioneer Fund VCT Portfolio Class I Shares	Pioneer Fund VCT Portfolio Class I Shares
Victory Pioneer Fund VCT Portfolio Class II Shares	Pioneer Fund VCT Portfolio Class II Shares
Victory Pioneer High Yield VCT Portfolio Class I Shares	Pioneer High Yield VCT Portfolio Class I Shares
Victory Pioneer High Yield VCT Portfolio Class II Shares	Pioneer High Yield VCT Portfolio Class II Shares
Victory Pioneer Mid Cap Value VCT Portfolio Class I Shares	Pioneer Mid Cap Value VCT Portfolio Class I Shares
Victory Pioneer Mid Cap Value VCT Portfolio Class II Shares	Pioneer Mid Cap Value VCT Portfolio Class II Shares
Victory Pioneer Select Mid Cap Growth VCT Portfolio Class I Shares	Pioneer Select Mid Cap Growth VCT Portfolio Class I Shares
Victory Pioneer Strategic Income VCT Portfolio Class I Shares	Pioneer Strategic Income VCT Portfolio Class I Shares
Victory Pioneer Strategic Income VCT Portfolio Class II Shares	Pioneer Strategic Income VCT Portfolio Class II Shares

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